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                                                                    EXHIBIT 99.3

                              PROVIDIAN CORPORATION
P                                P.O. BOX 32830
R                          LOUISVILLE, KENTUCKY 40232
O          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y The undersigned appoints Irving W. Bailey II, J. David Grissom and John M. Cranor III, and each of them, proxies with power of substitution to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Providian Corporation (the "Company") on May 29, 1997 at 11:00 a.m., Eastern Time, and any adjournments thereof, upon the matters set forth below and any other business that may properly come before the meeting.

     1. Election of four Directors. Nominees for directors are Lyle Everingham, Watts Hill, Jr., Ned C. Lautenbach and Larry D. Thompson.

     2. Approval of the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for 1997.

     3. Approval of the proposal to approve the Amended and Restated Plan and Agreement of Merger and Reorganization, dated as of December 28, 1996, among AEGON N.V., LT Merger Corp. and the Company.

                               See Reverse Side

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                             FOLD AND DETACH HERE
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[X] Please mark your                                                       [9863
    votes as in this
    example

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS The Board of Directors recommends a vote FOR all proposals.

1. Election of Directors

        FOR     WITHHELD
        [_]        [_]

2. Approval of Independent Auditors

        FOR     AGAINST         ABSTAIN
        [_]        [_]            [_]

3. Approval of Merger

        FOR     AGAINST         ABSTAIN
        [_]        [_]            [_]

For, except vote withheld from the following nominee(s):

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SIGNATURE(S)                                    DATE:
            -----------------------------------      ----------------
Please sign exactly as your name appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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              PLEASE DETACH HERE, COMPLETE, SIGN AND RETURN CARD



                             PROVIDIAN CORPORATION
                        Annual Meeting of Stockholders
                                 May 29, 1997
                                  11:00 a.m.
                        Seelbach Hotel, Medallion Room
                               500 Fourth Avenue
                          Louisville, Kentucky 40202